EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SUDBURY, INC. AND SUBSIDIARIES


                                                                             THREE MONTHS ENDED
                                                                   --------------------------------------
                                                                   NOVEMBER 30,              NOVEMBER 30,
                                                                      1993                      1992
                                                                   -----------               -----------

(Amounts in thousands, except per share data)
PRIMARY

Average shares outstanding                                           10,004                    10,000
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using average
  market price                                                        2,213                     1,751
                                                                    -------                   -------
      TOTAL                                                          12,217                    11,751
                                                                    =======                   =======

Net income                                                          $ 3,232                   $ 1,164
                                                                    =======                   =======
Per share amount                                                    $   .26                   $   .10
                                                                    =======                   =======


FULLY DILUTED

Average shares outstanding                                           10,004                    10,000
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using the quarter end
  market price if higher than
  average market price                                                2,254                     1,753
                                                                    -------                   -------
      TOTAL                                                          12,258                    11,753
                                                                   ========                   =======

Net income                                                          $ 3,232                   $ 1,164
                                                                    =======                   =======
Per share amount                                                    $   .26                   $   .10
                                                                    =======                   =======
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                                     - 18 -

EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SUDBURY, INC. AND SUBSIDIARIES


                                                                             SIX MONTHS ENDED
                                                                   --------------------------------------
                                                                   NOVEMBER 30,      ||      NOVEMBER 30,
                                                                       1993          ||          1992
                                                                   ------------      ||      ------------
                                                                                     ||
(Amounts in thousands, except per share data)                                        ||
                                                                                     ||
PRIMARY                                                                              ||
                                                                                     ||
Average shares outstanding                                           10,002          ||
Net effect of dilutive stock                                                         ||
  options and other common                                                           ||
  stock equivalents - based                                                          ||
  on the treasury stock                                                              ||
  method using average                                                               ||
  market price                                                        2,146          ||
                                                                    -------          ||
     TOTAL                                                           12,148          ||
                                                                    =======          ||
                                                                                     ||
Net income                                                          $ 4,314          ||
                                                                    =======          ||
Per share amount                                                    $   .36          ||          (A)
                                                                    =======          ||
                                                                                     ||
                                                                                     ||
FULLY DILUTED                                                                        ||
                                                                                     ||
Average shares outstanding                                           10,002          ||
Net effect of dilutive stock                                                         ||
  options and other common                                                           ||
  stock equivalents - based                                                          ||
  on the treasury stock                                                              ||
  method using the quarter end                                                       ||
  market price if higher than                                                        ||
  average market price                                                2,268          ||
                                                                    -------          ||
     TOTAL                                                           12,270          ||
                                                                    =======          ||
                                                                                     ||
Net income                                                          $ 4,314          ||
                                                                    =======          ||
Per share amount                                                    $   .35          ||          (A)
                                                                    =======          ||

(A) As a result of the changes in ownership and capital structure from the Plan, primary and fully diluted net income per share calculations are not relevant for the six month period ended November 30, 1992.
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                                     - 19 -